Exhibit 99.1

FOR RELEASE AT 5:00 A.M. TUESDAY, AUGUST 16, 2016

Media contact: Brent Wilder, (brent.wilder@huntington.com) 614.480.5875

Investor Relations contact: Mark Muth, (mark.muth@huntington.com) 614.480.4720

HUNTINGTON BANCSHARES INCORPORATED COMPLETES ACQUISITION

OF FIRSTMERIT CORPORATION

COLUMBUS, Ohio – Huntington Bancshares Incorporated today announced it has closed its acquisition of FirstMerit Corporation and is now operating as one company, having merged FirstMerit Bank into The Huntington National Bank.

“Huntington’s acquisition of FirstMerit expands customer convenience extending our products and services and award-winning customer experience,” said Stephen D. Steinour, chairman, president and CEO. “As we welcome our new customers and colleagues, we look forward to working with them and sharing our brand promise as a bank focused on doing the right thing. We will continue to build on a legacy of strengthening our local communities through commitments extending over more than 150 years.”

Approved by both boards of directors on Jan. 25, Huntington’s acquisition of FirstMerit grows the company to approximately $100 billion in assets, the largest bank in Ohio by deposits, and nearly 1,000 branch locations across the eight states of Ohio, Illinois, Indiana, Kentucky, Michigan, Pennsylvania, West Virginia and Wisconsin.

“We are excited to extend Huntington’s relationship banking value proposition to a larger customer base, and look forward to completing the integration of the FirstMerit and Huntington systems within the first quarter of 2017,” Steinour said.

Both Huntington and FirstMerit customer relationships following the closing will continue business as usual through 2016, with customers kept informed about pending 2017 branch and account conversions and timing of previously announced branch consolidations and closings of certain locations.

Caution regarding Forward-Looking Statements

This communication contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services implementing our “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the possibility that the anticipated benefits of the merger with FirstMerit Corporation are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where we do business; the possibility that the merger with FirstMerit Corporation may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger with FirstMerit Corporation; our ability to complete the integration of FirstMerit Corporation successfully; and other factors that may affect our future results. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent Quarterly Reports on Form 10-Q, including for the quarters ended March 31, 2016 and June 30, 2016, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of our website, http://www.huntington.com, under the heading “Publications and Filings” and in other documents we file with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. We do not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

About Huntington

Huntington Bancshares Incorporated is an approximately $100 billion asset regional bank holding company headquartered in Columbus, Ohio, with a network of nearly 1,000 branches and nearly 2,000 ATMs across eight Midwestern states. Founded in 1866, The Huntington National Bank and its affiliates provide consumer, small business, commercial, treasury management, wealth management, brokerage, trust, and insurance services. Huntington also provides auto dealer, equipment finance, national settlement and capital market services that extend beyond its core states. Visit huntington.com for more information.

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